As filed with the Securities and Exchange Commission on January 23, 2006

Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Celadon Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3316050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9503 East 33rd Street
One Celadon Drive
Indianapolis, Indiana 46235-4207
(Address, including Zip Code, of Registrant’s principal executive offices)
_________________________________________

Celadon Group, Inc. 2006 Omnibus Incentive Plan
(Full title of the plan)
_________________________________________

Stephen Russell
Chairman of the Board and Chief Executive Officer
Celadon Group, Inc.
9503 East 33rd Street
One Celadon Drive
Indianapolis, Indiana 46235-4207
(317) 972-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________________

Copy to:
Heidi Hornung-Scherr
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Suite 200
Lincoln, Nebraska 68508
(402) 435-3223

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, par value $0.033	750,000	$26.995	$20,246,250.00	$2,166.35

(1)
Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of the common stock as reported on the NASDAQ National Market on January 18, 2006.

Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of common Stock as may become issuable pursuant to the anti-dilution provisions of the Celadon Group, Inc. 2006 Omnibus Incentive Plan.

TABLE OF CONTENTS

PART I
PART II
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5.1 OPINION OF SCUDDER LAW FIRM, P.C., L.L.O.
EX-23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EX-23.3 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     This Registration Statement on Form S-8 relates to the Celadon Group, Inc. 2006 Omnibus Incentive Plan (the “Plan”) pursuant to which the Registrant is authorized to issue up to 750,000 shares of its Common Stock together with such additional shares which become available upon the lapse, expiration, termination, or cancellation of outstanding awards under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

 The documents containing the information specified in Part I will be sent or given to the employees, directors, and consultants participating in the Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part II of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents previously filed with the Commission by Celadon Group, Inc., a Delaware corporation (the “Registrant” or the “Company”), are incorporated herein by reference into this Registration Statement on Form S-8 (“Registration Statement”):

•
The Company’s Annual Report on Form 10-K for the year ended June 30, 2005, filed on August 26, 2005, and the Amendment to the Company’s Annual Report on Form 10-K/A for the year ended June 30, 2005, filed on October 28, 2005;

•	The Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 2, 2005;

•	The Current Reports on Form 8-K filed on August 31, 2005 and September 30, 2005; and

•
The description of the Registrant’s Common Stock, par value $0.033 per share, contained under the caption “Description of Registrant’s Securities to be Registered” on Form 8-A filed January 7, 1993, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Article TENTH of our Amended and Restated Certificate of Incorporation provides that we shall indemnify and reimburse, to the fullest extent authorized by the General Corporation Law of the State of Delaware, our officers and directors against all expenses, liabilities or other matters referred to in Section 145 of the General Corporation Law of the State of Delaware. Notwithstanding the foregoing, the indemnification provided for in Article TENTH of our Amended and Restated Certificate of Incorporation is not exclusive of any other rights to which those entitled to receive indemnification or reimbursement may be entitled under any of our By-Laws, or any agreement, or vote of stockholders or disinterested directors or otherwise.

Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses (including attorneys’ fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper, despite such adjudication of liability.

In addition, Article ELEVENTH of our Amended and Restated Certificate of Incorporation provides that none of our directors shall be personally liable for any breach of fiduciary duty as a director. Article ELEVENTH does not eliminate a director’s liability (1) for breach of the director’s duty of loyalty to us or our stockholders, (2) for acts of or omissions of such director not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived an improper personal benefit.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Pursuant to Section 145(g) of the General Corporation Law of the State of Delaware, the Company maintains directors’ and officers’ liability insurance coverage.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement, which information is incorporated herein by reference pursuant to Rule 411 of the Commission’s Rules and Regulations under the Securities Act.

Item 9.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the 1933 Act.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on January 23, 2006.

CELADON GROUP, INC.

By: /s/ Stephen Russell
Stephen Russell
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Stephen Russell, Paul Will, and Mark Scudder, and each of them, as attorneys-in-fact with full power of substitution, to execute in their respective names, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact and to file any such amendment to the Registration Statement, exhibits thereto, and documents required in connection therewith with the Commission, granting unto said attorneys-in-fact and their substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature and Title	Date
/s/ Stephen Russell	January 23, 2006
Stephen Russell, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ Paul A. Will	January 23, 2006
Paul A. Will, Executive Vice President, Chief Financial Officer, Assistant Secretary, and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ Paul A. Biddelman	January 23, 2006
Paul A. Biddelman, Director
/s/ Michael Miller	January 23, 2006
Michael Miller, Director
/s/ Anthony Heyworth	January 18, 2006
Anthony Heyworth, Director

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Appendix C to the Company’s Proxy filed with the SEC on December 19, 2005 in connection with the Annual Meeting of Stockholders following the 2005 fiscal year)

4.2	By-laws (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, Registration No. 33-72128, filed with the SEC on November 24, 1993)
4.3
Certificate of Designation for Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed with the SEC on September 28, 2000)

4.4
Rights Agreement, dated as of July 20, 2000, between Celadon Group, Inc. and Fleet National Bank, as Rights Agent (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed with the SEC on July 20, 2000)

5*	Opinion of Scudder Law Firm, P.C., L.L.O.
23.1*	Consent of Scudder Law Firm, P.C., L.L.O. (included in Exhibit 5)
23.2*	Consent of Independent Registered Public Accounting Firm - KPMG LLP
23.3*	Consent of Independent Registered Public Accounting Firm - Ernst & Young, LLP
24*	Power of Attorney (included on the signature page to this Registration Statement)
99
Celadon Group, Inc. 2006 Omnibus Incentive Plan (Incorporated herein by reference to Appendix B to the Registrant’s Definitive Proxy Statement filed on December 19, 2005 in connection with the Annual Meeting of Stockholders following the 2005 fiscal year)

* Filed herewith